UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2022

FLYWHEEL ADVANCED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-167130	27-2473958
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 455

Carson City, Nevada 89706

(Address of principal executive offices)

(852) 66860563

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events.

Item 8.01 Other Events

On July 13, 2022, Flywheel Advanced Technology, Inc. (the “Company”) was advised by FINRA that the 1:100 reverse stock split of the Company’s common stock would become effective on July 14, 2022. As of July 14, 2022, the 1:100 reverse stock split of the Company’s common stock became effective. Following the effectiveness of the reverse stock split, there are currently 1,551,550 shares of common stock issued and outstanding as compared to 155,155,000 shares of the Company’s common stock issued and outstanding prior to the reverse stock split.

The Company was also informed by FINRA that the ticker symbol will change 20 days after the reverse split. The new CUSIP of the Company’s common stock is 69806B205. As previously disclosed by the Company on a Current Report on Form 8-K filed December 8, 2021, the name change was filed with the Secretary of State of the State of Nevada and is attached as an exhibit to the Form 10-Q for the quarter ended March 31, 2022 filed by the Company with the Securities and Exchange Commission on May 13, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2022

FLYWHEEL ADVANCED TECHNOLOGY, INC.

	By:	/s/ Tang Siu Fung
	Name:	Tang Siu Fung
	Title:	President and Chief Executive Officer